                                    Exhibit 10.17.17

AMENDMENT NUMBER 13 TO THE
METLIFE AUXILIARY RETIREMENT PLAN
(As amended and restated effective January 1, 2008)

The MetLife Auxiliary Retirement Plan (the “Plan”) is hereby amended, effective as of April 1, 2024, as follows:

Section 4.4(c) shall be amended by adding the following after the final paragraph:

    With respect to 409A PRA/PLS Benefits that are 409A Benefits, a Salaried Participant may change the time and/or form of payment of deferred compensation after the initial time and form of payment are established if the subsequent election: (1) does not take effect for 12 months; (2) defers payment for at least another five years from the scheduled payment date (except in the case of a payment due to death, disability or unforeseeable emergency); and (3) is made at least 12 months prior to the scheduled payment date. A Salaried Participant must commence receipt of his/her Plan benefit no later than 10 years following his/her originally scheduled payment date.

IN WITNESS WHEREOF, the Company has caused this Amendment to be adopted in its name and behalf this ___17th___ day of ______May____________________, 2024, by its officer thereunto duly authorized.
METROPOLITAN LIFE INSURANCE COMPANY

By: ______/s/ Andrew J. Bernstein__________________
Andrew J. Bernstein, Plan Administrator

ATTEST: _____/s/ Danielle Hodorowski______________